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EXHIBIT 10.2

                                                                 Exhibit 10.2

                                  TENDER OFFER
                   BETWEEN TRI-NATIONAL DEVELOPMENT CORP. AND
                          SENIOR CARE INDUSTRIES, INC.

April 30, 2001

Mr. Merv Phelan,
President and CEO
Senior Care Industries, Inc.
410 Broadway, 2nd Floor
Laguna Niguel, CA 92651

Dear Merv:

         This letter will serve as the Formal Agreement (hereinafter "Agreement") between Tri-National Development Corp., a Wyoming publicly-listed corporation (hereinafter "Tri-National"), and Senior Care Industries, Inc., a Nevada publicly-listed corporation (hereinafter "Senior Care") under the terms of which, the parties agree to complete a merger.

         In furtherance of the above, the parties agree as follows:

         1. Senior Care will make an all stock tender offer for up to 51% of issued and outstanding common stock of Tri-National through the filing of a Form T.O. to the U.S. Securities and Exchange Commission not later than May 14, 2001, based on one (1) share of Senior Care common stock for three (3) shares of Tri-National common stock, with one additional common stock purchase warrant, giving the holder the right to buy an additional common share of Senior Care at a price of $1.00 for a period one year.


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                                                                        PAGE 2 -
                                                                FORMAL AGREEMENT

         2. Immediately after closing, the new management of Senior Care will make every reasonable effort to register the Tender Offer through a S-4 Registration Statement, or other appropriate registration statement to the U.S. Securities and Exchange Commission.

         3. Immediately after closing, the new management of Senior Care will make every reasonable effort to file a S-B2 registration statement to the U.S. Securities and Exchange Commission for additional fund raising. Tri-National will make every reasonable effort to convert its existing $15,000,000 S-B2 registered line of credit with Wall Street Financial Group for the benefit of Senior Care.

         4. Tri-National will assist Senior Care in compiling required information as required by Senior Care, in its sole judgment, for the preparation of all relevant documents and information. Senior Care will assist Tri-National in compiling required information as required by Tri-National, in its sole judgment, for the preparation of all relevant documents and information, including, but not limited to the following:


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                  1. Break down of outstanding class(es) of preferred and common stock, authorized and issued and outstanding with terms, conditions and rights;

                  2. list of all stock options and warrants issued and outstanding;

                  3. any and all S-8 stock registered or in process;

                  4. any and all consulting and employment contracts.

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                                                                        PAGE 3 -
                                                                FORMAL AGREEMENT

         5. This engagement letter shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. The provisions of this engagement letter are severable, and in the event that any provision of this engagement letter shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. No agreement changing, modifying, amending, extending, superseding, or discharging this engagement letter or any provision hereof shall be valid or enforceable unless it is in writing and is dated and signed by duly authorized representatives of both Senior Care and Tri-National.

         6. Tri-National shall indemnity and hold harmless Senior Care and its directors, officers and employees to the full extent permitted by law, from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon this engagement letter or any financing, including without limitation, any misstatement or omission, or alleged misstatement or omission, in an offering memorandum or any other materials supplied or approved by Senior Care, except Senior Care shall not be liable for any claim, damage, loss or liability to the extent that it is finally determined to have resulted from Senior Care's negligence, bad faith, willful misconduct, or breach of this engagement agreement. Senior Care shall indemnify and hold harmless Tri-National and its directors, officers, employees, stockholders, attorneys and agents to the fullest extent permitted by law, from and against all claims, damages, losses and liabilities including, without limitation, reasonable attorneys' fees and expenses arising out of or based upon Tri-National's gross negligence, bad faith or willful misconduct including without limitation a breach of this engagement letter, or arising out of or based upon any failure by Tri-National, in connection with a financing that involves an offering of securities, to ensure that such offering meets the offering requirements necessary to rely upon the exemption from registration provided by Securities and Exchange Commission Rule 506, or any other exemptions required from registration or qualification of the offering of Securities under applicable federal and state securities laws, or
(c) arising out of or based upon any distribution or dissemination of information by Tri-National which has not been previously approved by Senior Care.

         7. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach hereof, shall be conclusively settled by binding and non-appealable arbitration in San Diego County, California, in accordance with the Commercial arbitration Rules of the American Arbitration Association and judgment upon the award rendered (which shall include recovery of costs and reasonable attorneys' fees by the prevailing party) may be entered in any court having jurisdiction hereof.

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                                                                        PAGE 4 -
                                                                FORMAL AGREEMENT


         8. Any notice, demand or request required or permitted to be given by either party to the other party pursuant to the terms of this engagement letter shall be in writing and shall be deemed given (i) when delivered personally or by verifiable fax transmission (with an original to follow) on or before 5:00PM, eastern time, on a business day or, if such day is not a business day' on the next succeeding Business Day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

IN CASE OF SENIOR CARE:

Senior Care Industries, Inc.
Mr. Mervyn A. Phelan, Sr.
Chief Executive Officer
410 Broadway, 2nd Floor
Laguna Beach, CA 92651

IN CASE OF TRI-NATIONAL:

Tri-National Development Corp.
Mr. Michael A Sunstein
President and Chief Executive Officer
Tn-National Development Corporation
480 Camino Del Rio S., Suite 140
SanDiego, CA 92108

                 NON-CIRCUMVENTION AND CONFIDENTIALITY AGREEMENT

         Senior Care and Tri-National will execute a mutual non-circumvention and confidentiality agreement that outlines the use of confidential information from each party.

                            INITIATION OF ACTIVITIES

         The activities contemplated herein will begin immediately upon receipt of this executed engagement letter and the execution of the Non-Circumvention and Confidentiality Agreement.

         The parties hereto may at any time give written notice of change of address, and, after such notice has been received, any notice shall thereafter be given to such party at the changed address.


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                                                                        PAGE 5 -
                                                                FORMAL AGREEMENT

         If the above Agreement and relating exhibits thereto are acceptable, would you please execute the acceptance and acknowledgment hereinafter provided, upon which this letter will become a binding agreement between us.

Sincerely,

/S/ Michael A. Sunstein
-----------------------
Michael A. Sunstein,
President and CEO

                         ACCEPTANCE AND ACKNOWLEDGMENT:

         Senior Care Industries, Inc. hereby accepts this engagement letter and agrees to the terms and provisions herein above set forth with respect to such engagement letter.

By: /S/ Mervyn A. Phelan, Sr.
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Mervyn A. Phelan, Sr.
Chief Executive Officer

Date: April 30, 2001